UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported):

May 8, 2017

United States Steel Corporation

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(Exact name of registrant as specified in its charter)

Delaware	1-16811	25-1897152
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(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Grant Street, Pittsburgh, PA	15219-2800
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(Address of principal executive offices)	(Zip Code)

(412) 433-1121

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(Registrant’s telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 (b) (c) (d) - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 10, 2017, United States Steel Corporation (the “Corporation”) issued a press release announcing that Mr. Mario Longhi, Chief Executive Officer, has elected to retire effective June 30, 2017. Mr. Longhi relinquished the position of Chief Executive Officer of the Corporation effective May 8, 2017. He will continue to serve as an employee of the Corporation, providing transitional support, until his retirement on June 30, 2017, at which time he also will retire from the Board of Directors. The full text of the press release as well as the Separation Agreement he has entered into with the Corporation are filed herewith as Exhibit 99.1 and Exhibit 10.1, respectively.

In the same press release, the Corporation also announced that Mr. David B. Burritt, currently the Corporation’s President and Chief Operating Officer, was elected President and Chief Executive Officer and a member of the Board of Directors, effective May 8, 2017. Mr. Burritt, age 61, joined the Corporation in September 2013. Prior to joining the Corporation, Mr. Burritt served as chief financial officer and vice president of global finance and strategic services for Caterpillar Inc., a manufacturer of construction and mining equipment, diesel and natural gas engines, industrial gas turbines and diesel-electric locomotives, from 2004 to 2010.

These management changes reflect the Corporation’s succession planning and are intended to continue the successful implementation of the Corporation’s wide-ranging business transformation to position the Corporation for near- and long-term profitability and competitiveness.

Mr. Longhi’s decision to retire will be treated as a retirement, with consent, for purposes of the Corporation’s 2005 Stock Incentive Plan, 2016 Omnibus Incentive Compensation Plan, and Annual Incentive Compensation Plan. Mr. Longhi’s actual benefit will be calculated in accordance with these plans.

The Corporation has not entered into any transactions with Mr. Burritt or any member of his immediate family of the type identified in Item 404(a) of Regulation S-K. Mr. Burritt will be a member of the Executive Committee of the Board of Directors, but will not sit on any other current standing committee of the Board of Directors.

As a result of the promotion, Mr. Burritt’s compensation is expected to change, but no decision as to the new compensation terms have been made as of the date of this filing.

As President and Chief Executive Officer, Mr. Burritt will continue to receive compensation pursuant to certain plans provided by the Corporation, including an annual incentive compensation plan, a long-term incentive plan, and health and benefit plans typically available to other executive officers. A description of these compensation plans can be found in the Corporation’s proxy statement filed on Schedule 14A with the Securities and Exchange Commission (the “Commission”) on March 14, 2017. These compensation plans are also listed as exhibits to the Corporation’s Annual Report on Form 10-K filed with the Commission on February 28, 2017.

Item 9.01. Financial Statements and Exhibits

9.01(d) Exhibits:

Exhibit
No.	Description
10.1	Separation Agreement dated May 8, 2017
99.1	Press Release dated May 10, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED STATES STEEL CORPORATION

By:	/s/ Arden T. Phillips
Name: Arden T. Phillips
Title: Corporate Secretary and Associate General Counsel

Dated: May 10, 2017